Exhibit 99.1

Kadmon Initiates Phase 2 Clinical Trial Evaluating KD025 in Chronic Graft-Versus-Host Disease

NEW YORK, September 21, 2016 – Kadmon Holdings, Inc. (NYSE: KDMN) today announced that the first patient has been dosed in a Phase 2 clinical trial of KD025, the Company’s rho-associated coiled-coil kinase 2 (ROCK2) inhibitor, for the treatment of chronic graft-versus-host disease (cGVHD).  The randomized, open-label, 24-week study examines the safety, tolerability and activity of KD025 dosed at 200 mg once daily (QD), 200 mg twice daily (BID) or 400 mg QD in 48 cGVHD patients in the United States.

cGVHD is a common and often fatal complication following allogeneic stem cell transplantation in which donor immune cells attack the recipient’s body, leading to fibrosis in multiple organs.  Preclinical research conducted by Kadmon in collaboration with Bruce Blazar, MD, of the University of Minnesota and recently published in the journal Blood demonstrated that ROCK2 inhibition with KD025 down-regulated clinical symptoms in multiple murine models of cGVHD.  KD025 treatment also down-regulated the pro-inflammatory signaling pathways involved in cGVHD pathogenesis and simultaneously up-regulated regulatory cell function in these murine models, reducing overall cGVHD progression while preserving normal immune function.

“Kadmon’s preclinical research has demonstrated the potential of ROCK2 inhibition to treat a number of autoimmune and fibrotic diseases, including cGVHD, a serious condition with limited treatment options,” said Harlan W. Waksal, M.D., President and Chief Executive Officer of Kadmon. “In this Phase 2 study, we hope to further assess the ability of KD025, our lead ROCK2 inhibitor, to ameliorate the cGVHD process.”

In addition to cGVHD, Kadmon is investigating the potential of KD025 to treat other autoimmune and fibrotic diseases.  The company is conducting an ongoing Phase 2 clinical study of KD025 for the treatment of idiopathic pulmonary fibrosis, with a planned Phase 2 study in moderate to severe psoriasis.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company engaged in the discovery, development and commercialization of small molecules and biologics to address disease areas of significant unmet medical need.  Kadmon is developing product candidates within autoimmune and fibrotic diseases, oncology and genetic diseases.

Safe Harbor Statement

This press release contains forward-looking statements. Such statements may be preceded by the words "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "targets," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; and (xix) our ability to attract and retain qualified employees and key personnel. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the U.S. Securities and Exchange Commission (SEC), including the Company's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the SEC on July 27, 2016. Investors and security holders are urged to read these documents free of charge on the SEC's web site at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Tremaine, Investor Relations

646.490.2989

ellen.tremaine@kadmon.com

Maeve Conneighton, Media

212.600.1902

maeve@argotpartners.com